Exhibit 10.13

MANAGEMENT STOCKHOLDERS AGREEMENT

OF

BUCCANEER HOLDINGS, INC.

This MANAGEMENT STOCKHOLDERS AGREEMENT (“Agreement”), dated as of April 6, 2011 is entered into by and among Buccaneer Holdings, Inc., a Delaware corporation (the “Company”), Carlyle Partners V, L.P., a Delaware limited partnership (“CP V”), Carlyle Partners V-A, L.P., a Delaware limited partnership (“CP V-A”), CP V Coinvestment A, L.P., a Delaware limited partnership (“CP V Coinvestment A”), CP V Coinvestment B, L.P., a Delaware limited partnership (“CP V Coinvestment B”), and Carlyle Syniverse Coinvestment, L.P., a Delaware limited partnership (“Syniverse Coinvestment” and, together with CP V, CP V-A, CP V Coinvestment A, and CP V Coinvestment B, the “Carlyle Entities”) and each of the individual stockholders who become parties hereto from time to time in accordance with the terms hereof (the “Management Holders”).

RECITALS

WHEREAS, pursuant to that certain Merger Agreement, dated as of October 28, 2010, by and among the Company, Syniverse Holdings, Inc., a Delaware corporation (“Syniverse”), and Buccaneer Merger Sub, Inc., a Delaware corporation (“Merger Sub” and such Merger Agreement, the “Merger Agreement”), Merger Sub merged with and into Syniverse, with Syniverse surviving as a wholly-owned subsidiary of the Company;

WHEREAS, the Carlyle Stockholders (as defined herein) currently own all of the equity interests in the Company.

WHEREAS, the Company may hereafter issue shares of Common Stock and/or options to purchase shares of Common Stock to certain directors, employees and consultants of the Company, Syniverse and their Affiliates pursuant to a stock option plan, stock purchase plan or other employee benefit plan of the Company; and

WHEREAS, the Parties desire to promote the interests of the Company and the mutual interests of the Holders (as defined herein) by establishing herein certain terms and conditions upon which the Equity Securities (as defined herein) will be held, including provisions restricting the transfer of such, and providing for other matters.

AGREEMENT

NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties (as defined herein) agree as follows:

Section 1. Certain Definitions.

(a) As used in this Agreement, the following terms shall have the meanings set forth below.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of this definition, “control” (and its derivatives) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether by contract, through the ownership of voting securities, as trustee or executor, or otherwise.

“Board” means the Board of Directors of the Company.

“Carlyle Stockholders” means (i) the Carlyle Entities, (ii) any Affiliate of the Carlyle Entities that is issued any Shares after the date hereof and (iii) any subsequent transferee of the Shares held by the Persons listed in clause (i) or clause (ii) above.

“Cause” shall mean:

(i) the Board’s determination that (A) the Management Holder failed to substantially perform his or her duties (other than any such failure resulting from the Management Holder’s Disability) which is not remedied within thirty (30) days after receipt of written notice from the Company or one of its Subsidiaries specifying such failure, or (B) the Management Holder failed to carry out or comply with any lawful and reasonable directive of the Board or the Management Holder’s immediate supervisor which is not remedied within thirty (30) days after receipt of written notice from the Company or one of its Subsidiaries specifying such failure; or

(ii) the Management Holder’s (A) commission, conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony, indictable offence or crime involving moral turpitude, (B) unlawful use (including being under the influence) or possession of illegal drugs on the Company’s or any of its Affiliate’s premises or while performing the Management Holder’s duties and responsibilities, or (C) breach of any applicable restrictive covenant set forth in any written agreement by and between the Company (or any of its Affiliates) and the Management Holder or commission of an act of fraud, embezzlement, misappropriation, willful misconduct or breach of fiduciary duty against the Company or one of its Affiliates.

Notwithstanding the foregoing, if the Management Holder is a party to a written employment or consulting agreement with the Company or one of its Subsidiaries, as applicable, then “Cause” shall be as such term is defined in the applicable written employment or consulting agreement.

“Change in Control” means any transaction or series of transactions pursuant to which any Person or group of related Persons other than the Carlyle Entities and their respective Affiliates in the aggregate acquire(s) (i) beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of equity securities of the Company possessing the voting power (other than voting rights accruing only in the event of a default, breach or event of noncompliance that has not yet occurred) to elect a majority of the Board (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company’s equity, securityholder or voting agreement, proxy, power of attorney or otherwise) or (ii) all or substantially all of the Company’s assets determined on a consolidated basis; provided that a Public Offering shall not constitute a Change in Control; provided, further, that any transaction or series of transactions shall only constitute a Change in Control if such transaction or series of transactions constitutes a “change in control event” within the meaning of Section 409A of the Code.

“Common Stock” means the common stock, par value $0.01 per share, of the Company and any other capital stock into which such Common Stock may hereafter be converted or exchanged.

“Convertible Securities” means any option, warrant, right or other security convertible into, or exercisable or exchangeable for, shares of Common Stock or any other securities that are convertible into, or exercisable or exchangeable for, shares of Common Stock; provided, however, that Convertible Securities shall not include the Vested Options and any unvested options to purchase shares of Common Stock.

“Disability” shall mean, with respect to an individual, where such individual is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

“Equity Securities” means the Shares, any Vested Options, and any Convertible Securities.

“Fair Market Value” means, with respect to a given date, the fair market value of the applicable Equity Securities as determined by the Board using a reasonable valuation method consistently applied.

“Holders” means the Carlyle Stockholders and the Management Holders collectively (and shall not include the Company).

“Immediate Family” means, with respect to an individual, the spouse, domestic partner designated in good faith by such individual, lineal descendants or antecedents of such individual, adopted child or grandchild or a trust, partnership or limited liability company for the benefit of such individual and/or any of the foregoing persons.

“Party” means any of the parties to this Agreement.

“Person” means any individual, corporation, partnership, limited partnership, limited liability company, syndicate, trust, association or other entity.

“Public Offering” means the sale in an underwritten public offering registered under the Securities Act of 1933, as amended, of equity securities of the Company or a corporate successor to the Company.

“Same Terms and Conditions” means the same price and otherwise on the same terms and conditions; provided, however, that (i) any price paid for options to purchase shares of Common Stock or other Convertible Securities will be subject to reduction for the applicable exercise price, (ii) the form of consideration paid to the holders of Equity Securities participating in the transactions may be different so long as the different forms of consideration have the same Fair Market Value as of the date of approval by the Board of the applicable definitive agreement, (iii) the Carlyle Stockholders may receive, even if not offered to the Management Holders, rights to appoint members of the board of directors or similar governing body of the Third Party Purchaser or any of its Affiliates, or any other governance rights (including board observer rights), (iv) no Management Holder will be required to make any representations and warranties in connection with any such transaction other than those subject to a common escrow or representations and warranties as to (A) such Management Holder’s ownership of his, her or its Equity Securities to be Transferred free and clear of all liens or other encumbrances, (B) such Management Holder’s power and authority to effect such Transfer and to Transfer valid right, title and interest in such Equity Securities, and (C) the absence of conflicts with any applicable laws, contracts or other restrictions pertaining to such Management Holder or such Management Holder’s Equity Securities (provided that, for the avoidance of doubt, the foregoing shall not limit any indemnity obligations in connection with representations and warranties made by the Company), (v) no Management Holder shall have any liability to the acquirer, the Company or any other Holder for any breaches of the representations, warranties or covenants of any other Holder (other than to the extent subject to a common escrow) or the fraud of any other Person, (vi) a Management Holder may be required to enter into a non-compete, non-solicitation or no-hire provision in connection with a Change in Control, (vii) subject to adjustment due to the terms of any liquidation preference provisions, any indemnity obligations of the Holders shall be pro rata with other Holders based on the consideration payable to such Holders in such transaction (other than any such obligations that relate specifically to a particular Holder’s Equity Securities) and shall in no event exceed the actual proceeds and assets received by such Management Holder in such transaction, (viii) to the extent that Holders are jointly and severally liable in connection with any applicable transaction, the Holders shall enter into a customary contribution agreement and (ix) to the extent that any Holder may be liable for any breach of a representation or warranty of another Holder related specifically to such breaching Holder’s ownership of his/her/its Equity Securities, all Holders shall enter into a customary contribution agreement that provides that the breaching Holder shall reimburse the other Holders in connection with the losses related to such breach.

“Shares” means any shares of Common Stock currently issued and outstanding or that are hereafter issued.

“Subsidiary” of any Person means any other Person of which such first Person (either alone or through or together with any other Subsidiary) owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity securities of such other Person, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of, or otherwise control the business and affairs of, such other Person.

“Termination of Employment” shall mean the time when the employee-employer relationship between a Management Holder and the Company or one of its Subsidiaries, as applicable, is terminated for any reason, with or without Cause, including, but not by way of limitation, a termination by resignation, discharge, death or retirement, but excluding a termination where there is a simultaneous reemployment or reengagement by the Company or one of its Subsidiaries, as applicable.

“Transfer” means any direct or indirect sale, transfer, assignment, conveyance, pledge or other encumbrance or disposition.

“Vested Options” means the options to purchase shares of Common Stock that have become vested and exercisable in accordance with their respective terms. In connection with any Transfer of Equity Securities or Change in Control, the term “Vested Options” shall include options that would become vested and exercisable upon or as a result of consummation of such Transfer or Change in Control.

(b) The following terms have the meaning set forth in the Sections set forth below:

Defined Term	Location of Definition
Agreement	Preamble
Bring-Along Notice	Section 3(b)
Bring-Along Right	Section 3(a)
Call Notice	Section 6(a)
Company Call Right	Section 6(a)
Company	Preamble
Carlyle Entities	Preamble
Management Holder	Preamble
Merger Agreement	Recitals
Merger Sub	Recitals
Permitted Transfer	Section 5
Permitted Transferee	Section 5
Purchase Price	Section 6(b)
Repurchase Deadline	Section 6(a)
Sale Notice	Section 4(b)
Securities Act	Section 2
Syniverse	Recitals
Tag-Along Notice	Section 4(b)
Tag-Along Right	Section 4(a)
Tagging Stockholder	Section 4(a)
Third Party Purchaser	Section 3(a)
Third Party Terms	Section 3(b)

Section 2. Restrictions on Transfer.

Except for (a) Transfers effected by any Management Holder pursuant to the exercise of Bring-Along Rights pursuant to Section 3 by the Carlyle Stockholders; (b) Transfers effected by any Carlyle Stockholder pursuant to the exercise of Tag-Along Rights pursuant to Section 4 by any Management Holder; (c) any Transfers pursuant to the exercise of Company Call Right or Carlyle Call Right pursuant to Section 6 by the Company or a Carlyle Stockholder (or its designee); and (d) any Permitted Transfer, no Management Holder shall Transfer any Equity Securities or unvested options to purchase shares of Common Stock without the prior written approval of the Carlyle Stockholders. Each Management Holder further agrees that in connection with any Transfer permitted hereby, such Management Holder shall, if requested by the Company, deliver to the Company an opinion of counsel, in form and substance reasonably satisfactory to the Company and counsel for the Company, to the effect that such Transfer is not in violation of the registration requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), or the registration or qualification requirements of the securities laws of any applicable state. Any purported Transfer in violation of the provisions of this Section 2 shall be null and void and shall have no force or effect. It shall be a condition to any Permitted Transfer or any Transfer by any Management Holder approved by the Carlyle Stockholders that the transferee shall (i) agree to become a Party to this Agreement as a “Management Holder” and (ii) execute a signature page in the form attached as Exhibit A hereto (or such other form as determined by the Board in its good faith discretion) acknowledging that such transferee agrees to be bound by the terms hereof.

Section 3. Bring-Along Rights.

(a) If one or more Carlyle Stockholders, in one transaction or a series of related transactions, propose to Transfer Equity Securities to one or more Persons (other than any of the Carlyle Stockholders or their Affiliates) (each such Person, a “Third Party Purchaser”), then such Carlyle Stockholder(s) shall have the right (a “Bring-Along Right”), but not the obligation (subject to Section 4 hereof), to require each Management Holder to sell to the Third Party Purchaser(s), on the Same Terms and Conditions as apply to the Carlyle Stockholders exercising their Bring-Along Right, that number of Equity Securities equal to (i) the total number of Equity Securities held by such Management Holder multiplied by (ii) a fraction, (A) the numerator of which is the total number of Equity Securities to be sold by the Carlyle Stockholders in connection with such transaction or series of related transactions and (B) the denominator of which is the total number of the then-outstanding Equity Securities collectively held by the Carlyle Stockholders. For purposes of this Section 3, Section 4 and Section 5 hereof, the phrase “number of Equity Securities” held by any Person or group of Persons shall mean the number of Shares held by such Person or group of Persons plus the number of shares of Common Stock issuable upon exercise, exchange or conversion of Vested Options or Convertible Securities held by such Person or group of Persons (other than Vested Options or Convertible Securities that have an exercise, exchange or conversion price per share of Common Stock greater than the price per share of Common Stock to be paid by the applicable Third Party Purchaser).

(b) Any Carlyle Stockholders exercising their Bring-Along Right under this Section 3 shall deliver a written notice (a “Bring-Along Notice”) to each Management Holder. The Bring-Along Notice shall set forth: (i) the name of the Third Party Purchaser(s) and the number of Equity Securities proposed to be sold by such Carlyle Stockholder(s) to such Third Party Purchaser(s); (ii) the proposed amount and form of consideration and material terms and conditions of payment offered to the Management Holder by the Third Party Purchaser(s) and a summary of any other material terms pertaining to the Transfer (“Third Party Terms”); and (iii) the number of Equity Securities that such Management Holder shall be required to sell in such Transfer (as determined in accordance with Section 3(a) above). The Bring-Along Notice shall be given at least ten (10) business days before the closing of the proposed Transfer.

(c) Upon a Management Holder’s receipt of a Bring-Along Notice, such Management Holder shall be obligated to sell such number of Equity Securities as is set forth in the Bring-Along Notice on the Third Party Terms.

(d) At the closing of the Transfer to any Third Party Purchaser(s) pursuant to this Section 3, the Third Party Purchaser(s) shall remit to each Management Holder (i) the consideration (calculated in the manner set forth above) for the total sales price of the Equity Securities held by such Management Holder sold pursuant hereto, minus (ii) such Management Holder’s pro rata portion of any consideration to be placed in escrow or otherwise held back in accordance with the Third Party Terms (provided that, in no circumstances, shall such pro rata portion exceed the total sales price to be paid to such Management Holder), minus (iii) the aggregate exercise, exchange or conversion price of any Vested Options and Convertible Securities being Transferred by such Management Holder to such Third Party Purchaser(s), against transfer of such Equity Securities, free and clear of all liens and encumbrances, by delivery by such Management Holder of (A) certificates for the Shares subject to the Bring-Along Right, duly endorsed for Transfer or with duly executed stock powers reasonably acceptable to the Company and such Third Party Purchaser(s) and/or (B) an instrument evidencing the Transfer or the cancellation of the Vested Options and Convertible Securities subject to the Bring-Along Right reasonably acceptable to the Company and such Third Party Purchaser(s), and the compliance by such Management Holder with any other conditions to closing generally applicable to the Carlyle Stockholders and all Management Holders selling Equity Securities in such transaction. In the event that the proposed Transfer of Equity Securities to such Third Party Purchaser(s) is not consummated within one hundred twenty (120) days following receipt of the Bring-Along Notice by the Management Holder, the obligation of such Management Holder shall cease. In the event that any Carlyle Stockholders shall once again desire to Transfer Equity Securities to the same or a different Third Party Purchaser(s), such Carlyle Stockholders exercising their Bring-Along Right under this Section 3 shall once again be obligated to deliver a new Bring-Along Notice to each Management Holder in accordance with this Section 3.

(e) In the event that (i) any Carlyle Stockholders exercise their rights pursuant to this Section 3 or (ii) a Change in Control is approved by the Board and the holders of at least fifty percent (50%) of the then-outstanding Shares, each Management Holder shall consent to and raise no objections against such transaction, and if any such transaction is structured as a sale of Equity Securities, each Management Holder shall take all actions that the Board and/or the applicable Carlyle Stockholders reasonably deem necessary or desirable in connection with the consummation of such transaction; provided that the acquisition of the Equity Securities held by each Management Holder in connection with such transaction shall be on the Same Terms and Conditions as the acquisition of the Equity Securities held by the Carlyle Stockholders in connection with such transaction. Without limiting the generality of the foregoing, each Management Holder agrees that he, she or it shall (A) consent to and raise no objections against such transaction; (B) execute any purchase agreement, merger agreement or other agreement in connection with such transaction setting forth the terms and conditions of such transaction and any ancillary agreement with respect thereto (including executing such agreements and instruments requested by the Company providing for cancellation of such Management Holder’s Vested Options and Convertible Securities in connection with such Change in Control in exchange for consideration having a Fair Market Value equal to (x) the consideration to be received in connection with such Change in Control in respect of the number of shares of Common Stock issuable upon exercise, exchange or conversion of such Vested Options and Convertible Securities on the date of consummation of such Change in Control minus (y) the aggregate exercise, exchange or conversion price of such Vested Options and Convertible Securities); (C) vote all Shares held by such Management Holder in favor of such transaction (including, without limitation, executing a written consent of stockholders approving such transaction); and (D) refrain from the exercise of appraisal rights with respect to such transaction.

(f) If the Company or any Carlyle Stockholder enters into any transaction for which Rule 506 (or any similar rule then in effect) promulgated under the Securities Act may be available (including, without limitation, a merger, consolidation or other reorganization), each Holder that is not an accredited investor shall, if requested by the Company, appoint a purchaser representative (as such term is defined in Rule 501 of the Securities Act) reasonably acceptable to the Company. If such purchaser representative was designated by the Company, the Company shall pay the fees and expenses of such purchaser representative, but if any Holder appoints another purchaser representative, such Holder shall be responsible for the fees and expenses of the purchaser representative so appointed.

(g) Each Holder shall bear its pro rata share of the costs of any Change in Control or other transaction (pursuant to this Agreement or otherwise) in which he, she or it sells Equity Securities, which will be paid from the proceeds of the Change in Control or such other transaction; provided, however, that in no event shall the pro rata share of the costs of any Change in Control or such other transaction applicable to a Holder exceed the total sales price paid to such Holder.

Section 4. Tag-Along Rights.

(a) In the event that any Carlyle Stockholder proposes, in accordance with the terms of this Agreement, to Transfer Equity Securities to a Third Party Purchaser (other than any Permitted Transfer) that is not an Affiliate of such Carlyle Stockholder (it being understood that the Company will not constitute a Third Party Purchaser for the purposes of this Section 4), then each Management Holder shall have the right (the “Tag-Along Right”), but not the obligation (other than pursuant to Section 3 hereof), to request that the proposed Third Party Purchaser purchase from such Management Holder (each a “Tagging Stockholder”) up to the number of whole Equity Securities that equals the total number of Equity Securities that the proposed Third Party Purchaser has agreed or committed to purchase multiplied by a fraction, the numerator of which is the total number of Equity Securities held by such Tagging Stockholder, and the denominator of which is the aggregate number of Equity Securities issued and outstanding and held by all holders of Equity Securities. Any Equity Securities purchased from the Tagging Stockholders pursuant to this Section 4(a) shall be purchased on the Same Terms and Conditions as such proposed Transfer by the Carlyle Stockholder.

(b) The Carlyle Stockholder shall notify each Management Holder in writing in the event such Carlyle Stockholder proposes to make a Transfer or series of Transfers giving rise to the Tag-Along Right at least ten (10) business days prior to the date on which such Carlyle Stockholder expects to consummate such Transfer (the “Sale Notice”), which notice shall specify the number of shares of Common Stock, Vested Options and Convertible Securities which the Third Party Purchaser intends to purchase in such Transfer and the Third Party Terms with respect thereto. The Tag-Along Right may be exercised by any Management Holder by delivery of a written notice to the Carlyle Stockholder (the “Tag-Along Notice”) within seven (7) business days following receipt of the Sale Notice from such Carlyle Stockholder. The Tag-Along Notice shall state the number of Equity Securities that the Tagging Stockholder proposes to include in such Transfer to the proposed Third Party Purchaser (not to exceed the number of Equity Securities set forth Section 4(a) above). In the event that the proposed Third Party Purchaser does not purchase the specified number of Equity Securities from the Tagging Stockholders on the Same Terms and Conditions as such proposed Transfer by the Carlyle Stockholder, then the Carlyle Stockholder shall not be permitted to sell any Equity Securities to the proposed Third Party Purchaser unless such Carlyle Stockholder (or an Affiliate thereof) purchases from the Tagging Stockholders such specified number of Equity Securities on the Same Terms and Conditions as specified in such Sale Notice. In the event that the Third Party Terms change in any material respect from the Third Party Terms described in the Sale Notice, (i) the Tag-Along Notice received in response to such Sale Notice shall be void, (ii) the Carlyle Stockholder shall provide the Management Holder with notice of the changed Third Party Terms and (iii) the Management Holder shall have ten (10) days from receipt of the notice of changed Third Party Terms to notify the Carlyle Stockholder through a new Tag-Along Notice of whether the Management Holder desires to exercise his or her Tag-Along Rights.

(c) At the closing of the Transfer to any Third Party Purchaser pursuant to this Section 4, the Third Party Purchaser shall remit to each Tagging Stockholder exercising his, her or its rights under this Section 4, (i) the consideration (calculated in the manner set forth above) for the total sales price of the Equity Securities held by such Tagging Stockholder sold pursuant hereto, minus (ii) the aggregate exercise, exchange or conversion price of any Vested Options and Convertible Securities being Transferred by such Tagging Stockholder to such Third Party Purchaser, minus (iii) such Tagging Stockholder’s pro rata portion of any such consideration to be placed in escrow or otherwise held back in accordance with the Third Party Terms, against transfer of such Equity Securities, free and clear of all liens and encumbrances, by delivery by such Tagging Stockholder of (A) certificates for the Shares subject to the Tag-Along Right, duly endorsed for Transfer or with duly executed stock powers reasonably acceptable to the Company and such Third Party Purchaser, and/or (B) an instrument evidencing the Transfer or the cancellation of the Vested Options and Convertible Securities subject to the Tag-Along Right reasonably acceptable to the Company and such Third Party Purchaser, and the compliance by such Tagging Stockholder with any other conditions to closing generally applicable to the Carlyle Stockholder and all other holders of Equity Securities selling Equity Securities in such transaction. In the event that the proposed Transfer of Equity Securities to such Third Party Purchaser(s) pursuant to this Section 4 is not consummated within one hundred twenty (120) days of the receipt of the Tag-Along Notice from the Management Holder, such Tag-Along Notice shall be void. In the event that any Carlyle Stockholders shall still desire to Transfer Equity Securities to the same or a different Third Party Purchaser(s), such Carlyle Stockholders shall once again be obligated to deliver a Sale Notice to each Management Holder in accordance with this Section 4.

Section 5. Permitted Transfers.

(a) Notwithstanding, anything herein to the contrary, the restrictions set forth in the first sentence of Section 2, Section 3, and Section 4 shall not apply to: (i) any Transfer of Shares by a Holder that is an individual by gift to, or for the benefit of, any member or members of his or her Immediate Family; provided, however, that such Holder shall retain sole and exclusive control over the voting and disposition of such Shares until the first to occur of the termination of this Agreement or the death or incapacity of such Holder; (ii) any Transfer of Shares by a Holder that is an individual to the heirs, executors, personal representatives or legatees of such Holder by operation of law upon the death or incapacity of such Holder; (iii) any Transfer of Shares by a Holder that is not a natural person to an Affiliate of such Holder; (iv) any Transfer of Shares by a Carlyle Stockholder to (A) any partner or member of such Carlyle Stockholder or (B) any officer, employee, director or consultant of the Company or its Affiliates; or (v) any Transfer of Shares by Carlyle Stockholder(s) (A) which occur on or before the first anniversary of the date of the consummation of the transactions contemplated by the Merger Agreement, and (B) which, in the aggregate, do not Transfer a number of Shares exceeding 15% of the aggregate number of Shares (including Shares subject to Equity Securities) held by the Carlyle Stockholders immediately following the consummation of the transactions contemplated by the Merger Agreement (each of the Transfers referenced in clauses (i), (ii), (iii), (iv) and (v) above being referred to herein as a “Permitted Transfer”); provided, however, that, in each case, such Transfer is effected in compliance with all of the provisions of Section 2 hereof (other than the restrictions contained in the first sentence of Section 2 hereof) and the recipient agrees in writing to be bound by the terms of this Agreement. The recipient of any Shares pursuant to the foregoing shall be referred to herein as a “Permitted Transferee”; the recipient of a Permitted Transfer from a Management Holder shall be deemed a “Management Holder” for all purposes of this Agreement; and the recipient of a Permitted Transfer from a Carlyle Stockholder shall be deemed a “Carlyle Stockholder” for all purposes of this Agreement.

Section 6. Rights to Repurchase Shares.

(a) During the period beginning on the date of Termination of Employment of a Management Holder and ending on the first anniversary following the later of (i) the date of such Termination of Employment or (ii) the date of the exercise of any Vested Option held by such Management Holder as of the date of such Termination of Employment (the “Repurchase Deadline”), the Company shall have the option to repurchase the Shares held by the terminated Management Holder and/or his or her Permitted Transferees (collectively, the “Company Call Right”); provided that the Company may not repurchase any Shares pursuant to this Section 6(a) prior to the day immediately following the six-month anniversary of the date on which such Shares (A) became vested, as it relates to Shares that were not received as a result of the exercise of options or Convertible Securities, or (B) were issued, as it relates to Shares that were received as a result of the exercise of options and Convertible Securities. The Company Call Right may be exercised more than once and for some or all of the applicable Management Holder’s Shares. The Company Call Right shall be exercised by written notice (a “Call Notice”) to such Management Holder on or prior to the Repurchase Deadline.

(b) In the event that the Company elects not to exercise its Company Call Right under Section 6(a), (i) the Company shall provide written notice to the Carlyle Stockholders on or at any time prior to the Repurchase Deadline of (A) its decision not to purchase all of the Shares then held by a Management Holder or his or her Permitted Transferees, and (B) the number of such Shares, and (ii) the Carlyle Stockholders (or any of their respective Affiliates designated thereby) shall have the option to purchase such Shares (the “Carlyle Call Right”) at the Purchase Price; provided that the Carlyle Stockholders (or their designee) may not repurchase any Shares pursuant to this Section 6(b) prior to the day immediately following the six-month anniversary of the date on which such Shares (A) became vested, as it relates to Shares that were not received as a result of the exercise of options or Convertible Securities, or (B) were issued, as it relates to Shares that were received as a result of the exercise of options and Convertible Securities. The Carlyle Call Right shall be exercised by a Call Notice to the applicable Management Holder on or prior to the later of (x) the six-month anniversary after the receipt by the Carlyle Stockholders of the written notice under clause (i) above, or (y) the Repurchase Deadline.

(c) The purchase price payable for Shares by the Company upon exercise of the Company Call Right or by a Carlyle Stockholder (or its designee) upon exercise of the Carlyle Call Right (in each case, the “Purchase Price”) shall be as follows:

(i) in the event of any Termination of Employment other than a Termination of Employment by the Company or any of its Subsidiaries, as applicable, for Cause, the Fair Market Value of the Shares subject to the Company Call Right or Carlyle Call Right on the date of the applicable Call Notice, less any applicable withholding taxes, not in excess of the minimum of tax required to be withheld by law; and

(ii) in the event of any Termination of Employment by the Company or any of its Subsidiaries, as applicable, for Cause, the lesser of (A) the Fair Market Value of the Shares subject to the Company Call Right or Carlyle Call Right on the date of the applicable Call Notice, less any applicable withholding taxes, not in excess of the minimum of tax required to be withheld by law, and (B) the aggregate purchase price paid for such Shares, if any, by the Management Holder;

provided, that in the event of a Management Holder’s breach of the any restrictive covenants set forth in any written agreement by and between the Company (or any of its Affiliates) and such Management Holder, the Purchase Price shall be determined as if there was a Termination of Employment by the Company or any of its Subsidiaries, as applicable, for Cause; provided, further, that, if the Company and/or the Carlyle Stockholders (or any of their respective Affiliates designated thereby) have exercised the Company Call Right and/or the Carlyle Call Right prior to the Company’s attainment of knowledge of a Management Holder’s breach of the any restrictive covenants set forth in any written agreement by and between the Company (or any of its Affiliates) and such Management Holder, such Management Holder shall be obligated to reimburse the Company and/or the Carlyle Stockholders (or any of their respective Affiliates designated thereby) for the excess, if any, of the aggregate amount previously paid for any Shares held by such Management Holder and/or his or her Permitted Transferees purchased by the Company and/or the Carlyle Stockholders (or any of their respective Affiliates designated thereby) pursuant to the Company Call Right and/or Carlyle Call Right over the lesser of (x) the Fair Market Value of the Shares subject to the Company Call Right or Carlyle Call Right on the date of the applicable Call Notice, less any applicable withholding taxes, not in excess of the minimum of tax required to be withheld by law, and (y) the aggregate purchase price paid for such Shares, if any, by the Management Holder. The Company is entitled to offset any payment(s) to be made to a Management Holder pursuant to this Agreement or otherwise due to such Management Holder from the Company or any of its Affiliates by the amount of any reimbursement required pursuant to this Section 6(c).

(d) The repurchase of Shares pursuant to the exercise of the Company Call Right and/or the Carlyle Call Right shall take place on a date specified by the Company or the applicable Carlyle Stockholder (or its designee), as applicable, but in no event later than sixty (60) days following the date of the exercise of such Company Call Right or Carlyle Call Right, as applicable, or, if later, within ten (10) days following the receipt by the Company or the applicable Carlyle Stockholder (or its designee) of all necessary governmental approvals. On such date, such Management Holder shall transfer the Shares subject to the Call Notice to the Company or the applicable Carlyle Stockholder (or its designee), as applicable, free and clear of all liens and encumbrances, by delivering to the Company or the applicable Carlyle Stockholder (or its designee), as applicable, the certificates or other documents representing the Shares to be purchased, duly endorsed for transfer to the Company or the applicable Carlyle Stockholder (or its designee), as applicable, or accompanied by a stock power duly executed in blank or such other instrument of conveyance or cancellation of such Shares, in each case reasonably acceptable to the Company or the applicable Carlyle Stockholder (or its designee), as applicable, and the Company or the applicable Carlyle Stockholder (or its designee), as applicable, shall pay to such Management Holder the Purchase Price in cash or by bank or cashier’s check, subject to Section 6(e).

(e) Repurchase Disability.

(i) Notwithstanding anything to the contrary herein, except as otherwise provided by Section 6(e)(iii), the Company shall not be permitted to purchase any Shares held by any Management Holder upon exercise of the Company Call Right if the Board determines that (A) the purchase of Shares would render the Company or its Subsidiaries unable to meet their obligations in the ordinary course of business taking into account any pending or proposed transactions, capital expenditures or other budgeted cash outlays by the Company and its Subsidiaries, including, without limitation, any proposed acquisition of any other entity by the Company or any of its Subsidiaries; (B) the Company is prohibited from purchasing the Shares by applicable law restricting the purchase by a corporation of its own shares; or (C) the purchase of Shares would constitute a breach of, default, or event of default under, or is otherwise prohibited by, the terms of any loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party (the “Financing Documents”) or the Company is not able to obtain the requisite consent of any of its senior lenders to the purchase of the Shares. The events described in (A) through (C) above each constitute a “Repurchase Disability.”

(ii) Except as otherwise provided by Section 6(e)(iii), in the event of a Repurchase Disability, the Company shall notify in writing the Management Holder with respect to whom the Company Call Right has been exercised (a “Disability Notice”). The Disability Notice shall specify the nature of the Repurchase Disability. The Company shall thereafter repurchase the Shares described in the Call Notice as soon as reasonably practicable after all Repurchase Disabilities cease to exist (or the Company may elect, but shall have no obligation, to cause its nominee to repurchase the Shares while any Repurchase Disabilities continue to exist). In the event the Company suspends its obligations to repurchase the Shares pursuant to a Repurchase Disability: (A) the Company shall provide written notice to each applicable Management Holder as soon as practicable after all Repurchase Disabilities cease to exist (the “Reinstatement Notice”); (B) the Fair Market Value of the Shares subject to the Call Notice shall be determined as of the date the Reinstatement Notice is delivered to the Management Holder, which Fair Market Value shall be used to determine the Purchase Price in the manner described above; and (C) the repurchase shall occur on a date specified by the Company within ten (10) days following the determination of the Fair Market Value of the Shares to be repurchased as provided in clause (B) above.

(iii) Notwithstanding Sections 6(e)(i) and 6(e)(ii), in the event of a Repurchase Disability, then, in the sole discretion of the Board, the Company may purchase the Shares subject to the Company Call Right and, in lieu of cash consideration, issue a promissory note to such Management Holder in the amount of the Purchase Price, the terms of which promissory note shall be acceptable to the Company’s senior lenders and shall not result in a breach or violation of any of the Financing Documents. The promissory note shall (A) bear simple interest at the prime rate as published in The Wall Street Journal on the date such payment is due and owing from such date to the date such payment is made and (B) have such other reasonable terms and conditions as may be determined by the Company. All payments of interest accrued under the promissory note shall be paid only at the date of payment by the Company of the principal amount of such promissory note.

Section 7. Preemptive Rights; Lock-Up.

(a) Prior to an IPO (as defined below), and subject to the terms and conditions specified in this Section 7, the Company hereby grants to each Management Holder a right of first offer with respect to future sales by the Company of Company Securities (as defined below).

(b) Each time the Company proposes to offer for sale any shares of, or securities convertible into or exercisable for, Common Stock (“Company Securities”) to any one or more of the Carlyle Stockholders and their respective Affiliates, partners or subsidiaries (together, the “Carlyle Group”), the Company shall first make an offering of a pro rata portion of such Company Securities to each Management Holder in accordance with the following provisions:

(i) The Company shall deliver a notice (“First Offer Notice”) to the Management Holder stating (A) its bona fide intention to offer such Company Securities, (B) the number of such Company Securities to be offered, and (C) the price and terms, if any, upon which it proposes to offer such Company Securities.

(ii) Within 15 days after receipt of the First Offer Notice, the Management Holder may elect to purchase or obtain, at the price and on the terms specified in the First Offer Notice, up to that portion of such Company Securities which equals the proportion that (A) the total number of Shares issued and held by the Management Holder bears to (B) the total number of Shares outstanding or otherwise subject to outstanding Company Securities (as determined on a fully-diluted basis) (such portion, the “Management Holder Offeree Company Securities”). The Company shall be entitled to sell the remaining Company Securities to any one or more members of the Carlyle Group on terms not more favorable to the Carlyle Group than those contained in the First Offer Notice.

(iii) The Company may, during the 45-day period following the expiration of the period provided in Section 7(b)(ii), offer the remaining unsubscribed portion of the Management Holder Offeree Company Securities to the Carlyle Group at a price not less than that, and upon terms no more favorable to the Carlyle Group than those, specified in the First Offer Notice.

(iv) Notwithstanding the foregoing, the Company may issue and sell Company Securities to the Carlyle Group without first complying with the terms of Sections 7(b) and 7(c), provided that with five (5) business days following such sale the purchasers of such Management Holder Offeree Company Securities shall offer to sell the portion of such Company Securities that would have constituted “Management Holder Offeree Company Securities” had the Company complied with Sections 7(b) and 7(c) to each Management Holder on terms no less favorable to the Management Holder than those applicable to the Carlyle Group, using a process substantially similar to that set forth in Sections 7(a) and 7(b).

(c) Notwithstanding anything to the contrary herein, for purposes of this Section 7, the term “Company Securities” shall not include (i) securities offered to the public generally pursuant to a registration statement under the Securities Act, (ii) Common Stock (or options therefor) issued or issuable to employees, consultants and directors, pursuant to plans or agreements approved by the Board for the primary purpose of soliciting or retaining their services, (iii) securities issued or issuable pursuant to the conversion or exercise of convertible or exercisable securities that are outstanding as of the date hereof or that are issued in compliance with this Section 7, (iv) securities issued or issuable to the selling parties in connection with a bona fide, arms-length business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, approved by the Board, (v) securities issued or issuable in arms-length transactions to financial institutions, landlords or lessors in connection with commercial credit arrangements, real estate transactions, equipment financings or similar transactions, (vi) securities issued or issuable pursuant to a stock split, stock dividend, combination or like event, or (vii) securities issued or issuable to a Person which is not then a stockholder of the Company or an Affiliate thereof, pursuant to a bona fide strategic alliance or partnering arrangement entered into primarily for non-capital raising purposes and approved by the Board.

(d) If the Company proposes to register Shares under the Securities Act pursuant to an initial Public Offering (an “IPO”), each Management Holder hereby agrees that if so requested by any representative of the underwriters (the “Managing Underwriter”), such Management Holder shall execute a customary “lock-up” agreement. Such “lock-up” agreement shall provide that, subject to customary exceptions, such Management Holder shall not Transfer any Shares for a period of up to 180 days following the consummation of such IPO; provided that the Management Holders shall only be bound by such restrictions to the extent that the Carlyle Stockholders are so bound.

(e) The Company shall use commercially reasonable efforts to, as soon as reasonably practicable (and in any event within ninety days) following the consummation of an IPO, register under the Securities Act shares of Common Stock then available for issuance under the 2011 Equity Incentive Plan of Buccaneer Holdings, Inc. on a Form S-8 Registration Statement.

Section 8. Termination.

This Agreement, and the respective rights and obligations of the Parties, shall terminate upon the earlier of the (a) consummation of a Change in Control and (b) execution of a written agreement of each Party (other than the Management Holders) to terminate this Agreement; provided, however, that Sections 2, 3, 4, and 6 hereof shall terminate upon the closing of an initial Public Offering.

Section 9. Miscellaneous.

(a) Legends. Each physical certificate representing the securities issued by the Company and held by a Holder will bear the following legend (or one to substantially similar effect):

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR STATE SECURITIES LAWS AND CANNOT BE OFFERED, SOLD, OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS AND REGULATIONS PROMULGATED THEREUNDER. THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE REGISTERED OWNER HEREOF FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF IN VIOLATION OF THE SECURITIES ACT. THE SHARES MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN A TRANSACTION OTHERWISE IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS.”

“ANY SALE OR OTHER TRANSFER, PLEDGE OR HYPOTHECATION (“TRANSFER”) OF THIS SECURITY IS RESTRICTED BY THE TERMS OF THE MANAGEMENT STOCKHOLDERS AGREEMENT DATED APRIL 6, 2011, AS AMENDED OR AMENDED AND RESTATED AND IN EFFECT, BY AND AMONG THE COMPANY AND THE OTHER PARTIES THERETO AND MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH.”

(b) Successors, Assigns and Transferees. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, heirs, legatees, successors and assigns and any other transferee and shall also apply to any securities acquired by a Holder after the date hereof.

(c) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to the conflict or choice of law provisions thereof or any other jurisdiction that would give rise to the application of the domestic substantive law of any other jurisdiction.

(d) Specific Performance; Submission to Jurisdiction. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in a state or federal court sitting in Wilmington, Delaware, this being in addition to any other remedy to which such party is entitled at law or in equity. In addition, each of the Parties (i) consents to submit itself to the personal jurisdiction of the federal and state courts located in Wilmington, Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement; (ii) agrees that he, she or it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court; (iii) agrees that he, she or it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the federal or state courts located in Wilmington, Delaware; and (iv) to the fullest extent permitted by law, consents to service being made through the notice procedures set forth in Section 9(f). Each Party hereby agrees that, to the fullest extent permitted by law, service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 9(f) shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby. Each Party waives any right to a trial by jury in any such suit or proceeding.

(e) Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(f) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by facsimile, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9(f)).

(i)	if to any Carlyle Stockholder, addressed to such Carlyle Stockholder:

c/o The Carlyle Group

520 Madison Avenue

New York, NY 10022

Attention: James A. Attwood, Jr.

Facsimile: (212) 813-4845

with a copy to:

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022

Attention: Ted Sonnenschein

Bradd L. Williamson

Facsimile No.: (212) 751-4864

(ii)	if to any Management Holder, addressed to such Holder, at the address set forth on such Party’s signature page hereto.

(iii)	if to the Company:

Buccaneer Holdings, Inc.

520 Madison Avenue

New York, NY 10022

Attention: James A. Attwood, Jr.

Facsimile: (212) 813-4845

with a copy to:

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022

Attention: Ted Sonnenschein

Bradd L. Williamson

Facsimile No.: (212) 751-4864

(g) Recapitalization, Exchange, Etc. Affecting the Company’s Capital Stock. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all Equity Securities and all of the shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for, or in substitution of such Equity Securities, and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

(h) Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Any facsimile copies hereof or signature hereon shall, for all purposes, be deemed originals.

(i) Attorney’s Fees. In the event of any litigation or other legal proceeding involving the interpretation of this Agreement or enforcement of the rights or obligations of the Parties, the prevailing Party or Parties shall be entitled to recover reasonable attorneys’ fees and expenses in addition to any other available remedy.

(j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby.

(k) Amendment. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of the Company and the Carlyle Stockholders whose rights hereunder are adversely affected by such amendment or waiver. Notwithstanding the foregoing but subject to the other terms of this Agreement, the Company may add subsequent Holders as parties to this Agreement without the consent of any other Party. Any amendment or waiver effected in accordance with this Section 9(k) shall be binding upon the Company, the Carlyle Stockholders and their successors and assigns and the Management Holders and their successors and assigns.

(l) Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to any Holder of any sums required by federal, state, local, or foreign tax law to be withheld with respect to the issuance, vesting, exercise, repurchase or cancellation of any Equity Securities.

(m) Entire Agreement. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have hereby executed this Agreement as of the date first above written.

BUCCANEER HOLDINGS, INC.

By:	/s/ James A. Attwood, Jr.
Name: James A. Attwood, Jr.
Title: Chairman of the Board

CARLYLE PARTNERS V, L.P.

By:	TC Group V, L.P., its General Partner
By:	TC Group V Managing GP, L.L.C., its General Partner
By:	TC Group, L.L.C., its sole member

By:	/s/ James A. Attwood, Jr.
Name: James A. Attwood, Jr.
Title: Managing Director

CARLYLE PARTNERS V-A, L.P.

By:	TC Group V, L.P., its General Partner
By:	TC Group V Managing GP, L.L.C., its General Partner
By:	TC Group, L.L.C., its sole member

By:	/s/ James A. Attwood, Jr.
Name: James A. Attwood, Jr.
Title: Managing Director

Signature Page to Management Stockholders Agreement of Buccaneer Holdings, Inc.

CP V COINVESTMENT A, L.P.

By:	TC Group V, L.P., its General Partner
By:	TC Group V Managing GP, L.L.C., its General Partner
By:	TC Group, L.L.C., its sole member

By:	/s/ James A. Attwood, Jr.
Name: James A. Attwood, Jr.
Title: Managing Director

CP V COINVESTMENT B, L.P.

By:	TC Group V, L.P., its General Partner
By:	TC Group V Managing GP, L.L.C., its General Partner
By:	TC Group, L.L.C., its sole member

By:	/s/ James A. Attwood, Jr.
Name: James A. Attwood, Jr.
Title: Managing Director

CARLYLE SYNIVERSE COINVESTMENT, L.P.

By:	TC Group V, L.P., its General Partner
By:	TC Group V Managing GP, L.L.C., its General Partner
By:	TC Group, L.L.C., its sole member

By:	/s/ James A. Attwood, Jr.
Name: James A. Attwood, Jr.
Title: Managing Director

Signature Page to Management Stockholders Agreement of Buccaneer Holdings, Inc.

EXHIBIT A

SIGNATURE PAGE

TO

MANAGEMENT STOCKHOLDERS AGREEMENT

By execution of this signature page, [Name] hereby agrees to become a Party to, and to be bound by the obligations of, and receive the benefits of, that certain Management Stockholders Agreement, dated as of April 6, 2011, by and among Buccaneer Holdings, Inc., a Delaware corporation, Carlyle Partners V, L.P., a Delaware limited partnership, Carlyle Partners V-A, L.P., a Delaware limited partnership, CP V Coinvestment A, L.P., a Delaware limited partnership, and CP V Coinvestment B, L.P., a Delaware limited partnership, Carlyle Syniverse Coinvestment, L.P., a Delaware limited partnership, and certain other parties named therein, as amended from time to time thereafter, as a “Management Holder” under such agreement.

[Name]

Notice Address:

Accepted:

Buccaneer Holdings, Inc.

By:
Name: James A. Attwood, Jr.
Title: Chairman of the Board

Signature Page to Management Stockholders Agreement for Management Stockholder

Carlyle Partners V, L.P.

By:	TC Group V, L.P., its General Partner
By:	TC Group V Managing GP, L.L.C., its General Partner
By:	TC Group, L.L.C., its sole member

By:
Name: James A. Attwood, Jr.
Title: Managing Director

Carlyle Partners V-A, L.P.

By:	TC Group V, L.P., its General Partner
By:	TC Group V Managing GP, L.L.C., its General Partner
By:	TC Group, L.L.C., its sole member

By:
Name: James A. Attwood, Jr.
Title: Managing Director

CP V Coinvestment A, L.P.

By:	TC Group V, L.P., its General Partner
By:	TC Group V Managing GP, L.L.C., its General Partner
By:	TC Group, L.L.C., its sole member

By:
Name: James A. Attwood, Jr.
Title: Managing Director

CP V Coinvestment B, L.P.

By:	TC Group V, L.P., its General Partner
By:	TC Group V Managing GP, L.L.C., its General Partner
By:	TC Group, L.L.C., its sole member

By:
Name: James A. Attwood, Jr.
Title: Managing Director

Signature Page to Management Stockholders Agreement for Management Stockholder

Carlyle Syniverse Coinvestment, L.P.

By:	TC Group V, L.P., its General Partner
By:	TC Group V Managing GP, L.L.C., its General Partner
By:	TC Group, L.L.C., its sole member

By:
Name: James A. Attwood, Jr.
Title: Managing Director

Signature Page to Management Stockholders Agreement for Management Stockholder